EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces New Officers

ELGIN, Ill., Jan. 3, 2012 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning and hazardous and non-hazardous waste services to small and mid-sized customers, today announced the appointment of several new corporate officers.

Greg Ray has been appointed the Company's Chief Operating Officer, reporting to HCCI's Founder, President and CEO Joe Chalhoub. Greg has been with the Company since 1999 and most recently served as Chief Financial Officer.

Mark DeVita has been appointed the Company's Chief Financial Officer. Mark has been with the Company since 2000 and has served in a variety of roles related to business management and acquisitions. Mark earned his Bachelor of Science from the University of Illinois and his CPA in 1990, and he earned an MBA from Northern Illinois University in 2004.

John Lucks has been promoted to Senior Vice President of Sales and Marketing. John has been with the Company since 2000 and most recently served as VP of Sales and Marketing.

Ellie Chaves has been appointed to the position of Vice President of Sales, reporting to John Lucks. Ellie will also continue in her role as Vice President, Oil, and she will continue to serve as Chief Accounting Officer during the transition.

In announcing these new assignments, CEO Joe Chalhoub commented: "We enjoy a very strong bench of management talent. These new assignments reflect our continuing commitment to develop a strong team of managers that will assure our Company's success in the future."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to complete our used oil re-refinery as anticipated; the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to build and support our used oil re-refinery; we do not realize the anticipated benefits from our acquisition of the Warrior Group; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 4, 2011 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 67 branches serving over 44,000 customer locations.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

CONTACT: Mark DeVita, Chief Financial Officer,
         (847) 836-5670